UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 19, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2006, our Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee (“Governance Committee”), adopted amendments to our Amended and Restated Bylaws (“Bylaws”) regarding the election of directors. Under the amended Bylaws, a director nominee in an uncontested election who does not receive a majority of the votes cast must promptly tender his or her resignation to the Board. The Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision and the reason for its decision.

Our Board of Directors also adopted several administrative amendments to the Bylaws to reflect the fact that General Electric Company no longer holds any shares of our capital stock.

The Amended and Restated Bylaws, as amended on October 19, 2006, are attached as Exhibit 3.2 to this report and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: October 20, 2006	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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